UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2011
ZAYO GROUP, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-169979	26-201259

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Centennial Parkway, Suite 200, Louisville, CO	80027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 381-4683
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01	Regulation FD Disclosure
On October 7, 2011, Zayo Group, LLC (“Zayo,” the ”Company” or “we”) issued a filing on Form 8-K announcing its entrance into a Stock Purchase Agreement (the “Agreement”) to acquire 100 percent of the outstanding capital stock of 360networks Holdings (USA) Inc. (“360networks”). In conjunction with the Agreement, the Company anticipates raising an incremental $315 million of senior secured debt to partially fund the $345 million acquisition. The remainder of the purchase price and transaction expenses will be initially funded with a short term unsecured bridge loan from RBC Capital Markets, Barclays Capital, Inc. and SunTrust Bank, Inc.
RBC Capital Markets, Barclays Capital, Inc. and SunTrust Bank, Inc. (collectively the “Lead Arrangers”), in their capacity as Lead Arrangers of the Facility, anticipate distributing marketing materials to potential investors in the Facility. The Lead Arrangers intend to communicate to potential investors certain financial data of 360networks and its parent — 360networks Corporation, which has not been made publicly available. The Company is issuing this filing on Form 8-K in order to make publicly available the financial information of 360networks and 360networks Corporation which may be used by the Lead Arrangers in their marketing material for purposes of soliciting potential investors in the Facility.
Subsequent to the close of the acquisition, the Company anticipates pro-forma leverage, which is defined under the Company’s existing credit agreement as total indebtedness divided by last quarter annualized adjusted EBITDA, to be approximately 3.6x. The annualized adjusted EBITDA (unaudited) for the quarter ended September 30, 2011 was $152.1 million and $29.1 million for Zayo and 360networks (excluding adjusted EBITDA attributed to 360networks Voice over Internet Protocol (“VoIP”) business), respectively. In addition the Company expects to realize approximately $15.8 million of cost savings from the integration of the businesses.
The calculation of pro-forma leverage is as follows:

Combined Indebtedness as of September 30, 2011	Zayo Group	360networks	Combined
		(unaudited)
		(in thousands)
Senior secured notes	$350,000	$—	$350,000
Capital lease obligations	10,945	133	11,078
Other debts	4,450	—	4,450

Total indebtedness as of September 30, 2011	365,395	133	365,528

Additional debt associated with acquisition	345,000	—	345,000

Total combined indebtedness			710,528

Estimated Annualized EBITDA			$196,964

Estimated leverage ratio			3.6
We define Adjusted EBITDA as earnings before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude transaction costs, stock-based compensation, and certain non-cash items. We use EBITDA and Adjusted EBITDA to evaluate operating performance and liquidity, and these financial measures are among the primary measures used by management for planning and forecasting of future periods. We believe Adjusted EBITDA is especially important in a capital-intensive industry such as telecommunications. We further believe that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

We also monitor EBITDA as we have debt covenants that restrict our borrowing capacity that are based on a leverage ratio which utilizes EBITDA. We must not exceed a consolidated leverage ratio (funded debt to annualized EBITDA), as determined under the credit agreement, of 4.25x the last quarter’s annualized EBITDA.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:
•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;
•	does not reflect changes in, or cash requirements for, our working capital needs;
•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and
•	does not reflect cash required to pay income taxes.
Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion. A reconciliation from earnings from continuing operations during the three months ended September 30, 2011to annualized Adjusted EBITDA for Zayo and 360networks is as follows:

	Zayo Group	360networks (1)	Combined
		(unaudited)
		(in thousands)
Earnings from continuing operations during the three months ended September 30, 2011	$3,148	$1,083	$4,231

EBITDA (add backs)
Interest expense	9,168	10	9,178
Provision for income taxes	4,604	—	4,604
Depreciation and amortization	17,062	2,839	19,901

EBITDA	33,982	3,932	37,914

Adjusted EBITDA (add backs)
Stock-based compensation	3,704	—	3,704
Transaction costs	330	—	330
Other	—	3,343	3,343

Adjusted EBITDA	$38,016	$7,275	$45,291

Annualized Adjusted EBITDA (quarter ended September 30, 2011 EBITDA x 4)	$152,064	$29,100	$181,164

Expected synergies from combined businesses			15,800

Estimated combined EBITDA (annualized)			$196,964

A reconciliation from earnings from continuing operations during the twelve months ended September 30, 2011to annualized Adjusted EBITDA for Zayo and 360networks is as follows:

	Zayo Group	360networks (1)	Combined
		(in thousands)
Earnings from continuing operations during the twelve months ended September 30, 2011	$(1,294)	$11,632	$10,338

EBITDA (add backs)
Interest expense	36,325	40	36,365
Provision for income taxes	14,348	36	14,384
Depreciation and amortization	65,716	9,035	74,751

EBITDA	115,095	20,743	135,838

Adjusted EBITDA (add backs)
Stock-based compensation	22,883	—	22,883
Transaction costs	1,036	—	1,036
Other	—	3,309	3,309

Adjusted EBITDA	$139,014	$24,052	$163,066

Expected synergies from combined businesses			15,800

Estimated combined EBITDA (TTM)			$178,866

(1)
Zayo had previously spun-off its voice operations to its parent company Zayo Group Holdings, Inc. in order to maintain focus on its Bandwidth Infrastructure business. Upon closing the acquisition, Zayo intends to spin-off 360networks VoIP operations to Zayo Group Holdings, Inc. As such, the earnings and Adjusted EBITDA add backs, above, for 360networks excludes the operating results of its VoIP business. The operating results for 360networks, as reflected above, have been derived from the historical records of 360networks and do not include anticipated purchase price adjustments. These figures have not been audited and are subject to change.

Select financial information of 360networks Corporation as of and for the three and nine months ended September 30, 2011 has been attached to this filing as exhibit 99.1. The information in exhibit 99.1 is unaudited.
The Agreement is to acquire 100 percent of the outstanding capital stock of 360networks which is a subsidiary of 360networks Corporation. Upon the closing of the acquisition, the Company would acquire substantially all of the operating assets of 360networks Corporation; however, there are certain non-operating assets which are included in the attached select financial information of 360networks Corporation exhibit which will not be acquired by the Company. These non-operating assets include, but are not limited, to the $115.6 million restricted and non-restricted investment balance held by 360networks Corporation as of September 30, 2011. Additionally, 360networks Corporation’s historical results include the operating results generated by its VoIP product offerings. Upon the closing of the acquisition, Zayo intends to spin-off the components of 360networks which support the VoIP business to the Company’s parent — Zayo Group Holdings, Inc. For these and other reasons, the historical operating results of 360networks Corporation are not indicative of expected future results of operations which the Company would realize subsequent to closing the acquisition.
This filing is not intended to fulfill the Company’s requirements to file with the SEC the financial statements of businesses acquired or to be acquired under Article 3-05 of Regulation S-X. The Company intends to file the pre-acquisition audited financial statements required by Article 3-05 of Regulation S-X and any required pro-forma financial information required by Article 11 of Regulation S-X at a later date.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description
99.1	Select financial information of 360networks Corporation as of and for the three and nine months ended September 30, 2011.
The information contained under Item 7.01 and 9.01 of this filing on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances after the date hereof.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAYO GROUP, LLC
By:	/s/ Ken desGarennes
Ken desGarennes
Chief Financial Officer
DATED: November 15, 2011